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                                                                    Exhibit 99.6

                               ELECTION TO REMAIN

                                        A

                   KENTUCKY RIVER COAL CORPORATION SHAREHOLDER

         This election form (the "Election Form") should be completed, signed and returned to Kentucky River Coal Corporation (the "Corporation") with all other required documents, no later than 5:00 p.m., Eastern Time, on
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(the "Election Deadline"), in order to elect to become a Majority Shareholder and thus to remain a shareholder of the Corporation after completion of the merger contemplated by the Agreement and Plan of Reorganization dated as of February 14, 2002, as amended, among the Corporation, Kentucky River Properties LLC and KRCC Merger Subsidiary Inc. (the "Reorganization Agreement").

         The Majority Shareholders will be the 70 shareholders who:

         o hold of record the highest percentage of the common shares as of the close of business on the Election Deadline;

         o are eligible to be shareholders in an S corporation under applicable federal income tax laws; and

         o   by the Election Deadline:

                 -  elect to remain shareholders of the surviving corporation;

                 - return a properly executed S corporation consent and a properly executed shareholders agreement; and

                 -  deliver the certificate(s) representing their common shares.

         Shareholders that are trusts are required to provide additional documentation of their eligibility to own S corporation stock. Eligibility of a trust to be a Majority Shareholder will be determined by reference to the beneficiary or beneficiaries of the trust, who would be treated as owning the shares under the S corporation tax rules. If more than one beneficiary of a trust is treated as a shareholder under the S corporation tax rules, the trust's shares will be allocated pro rata among all of the beneficiaries for purposes of determining whether the beneficiaries are eligible to be Majority Shareholders.

         Return this Election Form and all required documentation to the Corporation in the accompanying pre-addressed envelope at the following address:

                         Kentucky River Coal Corporation
                         c/o Fifth Third Bank MD# 735711
                         250 West Main Street, Suite 100
                         Lexington, Kentucky 40507

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         You may choose any method to deliver this Election Form, your certificate(s) and other required documentation to the Corporation, however, you assume all risk of non-delivery. If you choose to use the mail, we strongly recommend that you use registered mail, return receipt requested, and that you properly insure all certificates. Delivery will be deemed effective only when all required documents are actually received by the Corporation.

         In order to elect to become a Majority Shareholder and thus to remain a shareholder of the Corporation, you must:

     1.  Complete, sign, and return this form.

         If you are:

                 o a trust, all of which is treated for United States federal income tax purposes as owned by an individual who is a citizen or resident of the United States;

                 o a qualified subchapter S trust ("QSST"), as defined in section 1361(d) of the Internal Revenue Code (the "Code"), with respect to which the beneficiary has properly made the election described in section 1361(d)(2) of the Code;

                 o an electing small business trust ("ESBT"), as defined in section 1361(e) of the Code; or

                 o an organization that is described in section 401 (a) or 501(c)(3) of the Code that is exempt from taxation under section 501(a) of the Code;

         you will also need to submit to us by the Election Deadline, either:

                 o copies of trust documents or organizational documents evidencing that you are eligible to be a shareholder in an S corporation; or

                 o an opinion of counsel in form and substance, and from counsel, satisfactory to the Corporation indicating that the undersigned is eligible to be a shareholder in an S corporation;

         and if you are a QSST or an ESBT, you will also need to submit to us, upon request, a copy of your election to be treated as either a QSST or an ESBT.

     2.  Sign and return the following documents included with this Election
         Form:

                 o       the S corporation consent;


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                 o       the shareholders agreement signature page.

     3.  Send to us the certificate(s) representing your common shares.

         If your certificate(s) is lost, stolen or destroyed and you wish to qualify as a Majority Shareholder, you must notify the Corporation's corporate secretary at 200 West Vine Street, Suite 8-K, Lexington, Kentucky 40507, or by telephone at (859) 254-8498, to have your certificate(s) reissued. In order for the Corporation to have sufficient time to reissue your certificate(s) before the Election Deadline, please contact the corporate secretary on or before
             ].
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         We will not be able to determine if you qualify to become a Majority
Shareholder until after the election deadline and you will not know if you qualify to become a Majority Shareholder until after the special meeting of shareholders to consider the transactions contemplated by the Reorganization Agreement.

         Included with this Election Form, you should have also received:

         o an S corporation consent form authorizing the Corporation, as the surviving corporation in the merger, to file an election to be treated as an S corporation for federal income tax purposes beginning January 1, 2003;

         o   a signature page for the Corporation's shareholders agreement;

         o a copy of the proxy statement/prospectus describing the transactions contemplated by the Reorganization Agreement (which includes a copy of the Corporation's shareholders agreement); and

         o a form of proxy to vote on the transactions contemplated by the Reorganization Agreement at the special meeting of shareholders.

         If you do not wish to become a Majority Shareholder (i.e., if you do not wish to remain a shareholder in the Corporation), you do not need to return this Election Form.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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Ladies and Gentlemen:

         The undersigned hereby elects to become a Majority Shareholder and thus to remain a shareholder of the Corporation, if eligible, after completion of the merger contemplated by the Reorganization Agreement, upon the terms and subject to the conditions set forth in the Reorganization Agreement.

         The undersigned represents that the undersigned is eligible to be a shareholder in an S corporation because (check one):

             The undersigned is an individual who is a citizen or resident of the United States;

             The undersigned is an estate of a deceased individual;

             The undersigned is a trust, all of which is treated for United States federal income tax purposes as owned by an individual who is a citizen or resident of the United States;

             The undersigned is a qualified subchapter S trust ("QSST"), as defined in section 1361(d) of the Internal Revenue Code (the "Code"), which respect to which the beneficiary has agreed to make the election described in section 1361(d)(2) of the Code;

             The undersigned is an electing small business trust ("ESBT") as defined in section 1361(e) of the Code; or

             The undersigned is an organization that is described in section 401(a) or 501(c)(3) of the Code that is exempt from taxation under section 501(a) of the Code.

If any box other than the first two boxes is checked, the undersigned agrees to submit to the Corporation by the Election Deadline, either:

         o copies of the undersigned's trust documents or organizational documents evidencing that the undersigned is eligible to be a shareholder in an S corporation; or

         o an opinion of counsel in form and substance, and from counsel, satisfactory to the Corporation, indicating that the undersigned is eligible to be a shareholder in an S corporation.

In addition, if the undersigned intends to qualify as a QSST or ESBT, the undersigned agrees to submit, upon request, a copy of its election to be treated as a QSST or ESBT and a copy of any election required to be filed by its beneficiary.

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         The undersigned hereby acknowledges his/her understanding that electing to become a Majority Shareholder and thus to remain a shareholder of the Corporation, does not guarantee that he/she will become a Majority Shareholder. The undersigned also hereby acknowledges receipt of the proxy statement/prospectus of the Corporation and Kentucky River Properties LLC dated
June   , 2002.
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                                Please sign your name(s) exactly as
                                they appear on the certificate(s)
                                representing your common shares. If
                                an attorney, guardian,
                                administrator, executor, or trustee,
                                please give full title as such.


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                                        Shareholder's Signature

                                        ----------------------------------------
                                        Joint Holder's Signature (if applicable)

                                        Date:
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         The Corporation must receive this Election Form and all required documentation, properly completed and executed, no later than 5:00 p.m., Eastern
Time, on           , the Election Deadline. If you do not properly complete
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and execute this Election Form in full and return all required documentation to the Corporation prior to the Election Deadline, you will not be eligible to become a Majority Shareholder and thus to remain a shareholder of the Corporation after completion of the merger.

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